                                  EXHIBIT 23.03

                          CONSENT OF HUSELTON & MORGAN,
                          CERTIFIED PUBLIC ACCOUNTANTS,
                             DATED JANUARY 2, 1997

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS








         As independent public accountants, we hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement Nos. 33-91438, 333-3450, 333-3452, 333-3454 and 333-13521 of our
audit opinion dated February 13, 1995 and our review report dated December 28, 1995 as they relate to the statement of excess of revenues over specific operating expenses for Spectrum Center, Ltd. for the year ended December 31, 1994 and the nine-month period ending September 30, 1995, respectively, as included in Crescent Real Estate Equities, Inc.'s Form 8-K dated October 3, 1994, and to the reference to our firm under the heading "Experts" in the prospectus.








                                    Huselton & Morgan






January 2, 1997